                                                                    EXHIBIT 99.1

[FIRST STATE BANCORPORATION LOGO]

                                  NEWS RELEASE

H. PATRICK DEE                                           CHRISTOPHER C. SPENCER
CHIEF OPERATING OFFICER                                  CHIEF FINANCIAL OFFICER
(505) 241-7102                                           (505) 241-7154


                      FIRST STATE REPORTS RECORD EARNINGS;
              BOARD INCREASES QUARTERLY DIVIDEND TO $0.11 PER SHARE

         Albuquerque, NM--April 21, 2003--First State Bancorporation ("First State") (NASDAQ:FSNM) today announced first quarter 2003 earnings of $3.5 million, or $0.46 per diluted share, a record for quarterly earnings, compared to $2.1 million or $0.41 per diluted share for the first quarter of 2002, an increase of 12.2%.

         At March 31, 2003, total assets increased $564 million, loans increased $485 million, investment securities increased $1.5 million, and deposits increased $404 million over March 31, 2002. First State's total assets increased 68.8% from $820 million at March 31, 2002, to $1.384 billion at March 31, 2003. Loans increased 87.1% from $557 million at March 31, 2002, to $1.042 billion at March 31, 2003. Total deposits grew 58.1% from $695 million at March 31, 2002, to $1.099 billion at March 31, 2003. Non-interest bearing deposits grew to $199 million at March 31, 2003, from $140 million at March 31, 2002, while interest bearing deposits grew to $900 million from $555 million for the same period.

         The year-to-year comparisons are significantly impacted by First State's completion of the acquisition of First Community Industrial Bank ("First Community") on October 1, 2002 for approximately $67 million. First State financed this acquisition through a public offering of its common stock in August 2002, which netted approximately $51.0 million and through the issuance of approximately $25.0 million in trust preferred securities in June of 2002. The acquisition was accounted for using the purchase method of accounting, and accordingly, the assets and liabilities of First Community were recorded at their respective fair values on October 1, 2002. First State acquired approximately $343 million in loans and approximately $242 million in deposits and recognized goodwill of approximately $43 million related to the transaction. The First Community account balances acquired on October 1, 2002 and the results of operations since October 1, 2002 are included in the results of First State.

         "Our entry into the Colorado and Utah markets has not only allowed us to achieve record earnings, but has also positioned our company for long term growth and profitability," commented Michael R. Stanford, President and Chief Executive Officer. "We have already begun our investment in personnel and infrastructure that will, with time, allow us to capitalize on the opportunities that abound in these new markets," continued Stanford.

         Net interest income before provision for loan losses was $14.9 million for the first quarter of 2003 compared to $9.4 million for the same quarter of 2002. The increase is due to the revenues resulting from the acquisition of First Community as well as to the increase in loan and investment volume made possible by the increase in deposits. "Loan growth in our New Mexico franchise continues at a brisk pace, with total loans increasing almost 32% in the past year," stated Stanford. First State's net interest margin was 4.78% and 4.99% for the first quarters of 2003 and 2002, respectively. The compression in the net interest margin has been affected by the interest rate cuts made by the Federal Reserve Bank during 2002. Management believes that, should the Federal Reserve Bank make additional rate reductions, First State Bank would experience further margin compression.

         First State's provision for loan losses was $1.047 million for the first quarter of 2003 compared to $669,000 for the same quarter of 2002. First State's allowance for loan losses was 1.16% and 1.31% of total loans at March 31, 2003 and 2002, respectively. The ratio of allowance for loan losses to non-performing loans was 123% at March 31, 2003 compared to 533% at March 31, 2002. Non-performing assets equaled 0.74% of total assets at March 31, 2003 compared to 0.27% at March 31, 2002. On February 20, 2003, First State completed the sale of certain mortgage loans available for sale obtained in the acquisition of First Community in 2002. The sale to unrelated third parties included 227 loans with a carrying value of approximately $8.5 million. Included in the sale were approximately $3 million in face value of loans that were nonperforming as of December 31, 2002.

         "Although our nonperforming assets have increased from year ago levels, 83% of the dollar amount of those loans are secured by first mortgages on real estate," stated H. Patrick Dee, Executive Vice President and Chief Operating Officer. "Our net chargeoffs in the first quarter of 2003, as a percent of total loans, are actually less than for the first quarter of 2002." "Excluding the sale of approximately $3 million in nonperforming loans during the first quarter, we did see an increase in that category of about $2 million during the quarter, despite a decrease in our loan delinquency rates since year end. Of the loans placed on nonaccrual in the first quarter, almost 68% of the dollar amount originated in Colorado and Utah, " stated Dee.

         Non-interest income for the first quarter of 2003 was $3.6 million compared to $2.9 million for the first quarter of 2002, an increase of 24.8%. The gains on sales of mortgage loans increased $321,000, credit and debit card transaction fees increased $59,000, service charges on deposit accounts increased $128,000, and other non-interest income increased $151,000 over the first quarter of 2002.

         Non-interest expense was $11.8 million for the first quarter of 2003, compared to $8.3 million for the first quarter of 2002, an increase of 43.4%. Salaries and employee benefits increased $2.0 million, occupancy increased $321,000, and other non-interest expense increased $643,000 over the first quarter of 2002.

         On Friday, April 18, 2003, First State's Board of Directors increased its regular quarterly dividend to $0.11 per share. First State has raised its dividend in each of the last 9 years. The dividend will be payable June 11, 2003 to shareholders of record on May 14, 2003.

         First State Bancorporation is a New Mexico-based commercial bank holding company (NASDAQ:FSNM). First State provides services to customers from a total of 31 branches located in New Mexico, Colorado, and Utah. On Thursday, April 17, 2003, First State's stock closed at $22.61 per share.

                         SELECTED FINANCIAL INFORMATION
                      (THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

INCOME STATEMENT HIGHLIGHTS:

                                                                First Quarter Ended
                                                                     March 31,
                                                             -------------------------
                                                                 2003          2002
                                                             -----------   -----------
Interest income                                              $    20,739   $    13,354
Interest expense                                                   5,868         3,917
                                                             -----------   -----------
Net interest income before provision for loan losses              14,871         9,437
Provision for loan losses                                          1,047           669
                                                             -----------   -----------
Net interest income after provision for loan losses               13,824         8,768
Non-interest income                                                3,565         2,857
Non-interest expense                                              11,844         8,259
                                                             -----------   -----------
Income before income taxes                                         5,545         3,366
                                                             -----------   -----------
Income tax expense                                                 2,079         1,279
                                                             -----------   -----------
Net income                                                   $     3,466   $     2,087
                                                             ===========   ===========
Basic earnings per share                                     $      0.47   $      0.43
Diluted earnings per share                                   $      0.46   $      0.41
Basic average shares outstanding                               7,380,262     4,884,658
Diluted average shares outstanding                             7,539,776     5,073,987

BALANCE SHEET HIGHLIGHTS:

                                      March 31, 2003  DECEMBER 31, 2002   MARCH 31, 2002
                                      --------------  -----------------   --------------
Total assets                          $    1,383,707   $    1,386,870     $      819,625
Loans receivable, net                      1,042,459        1,005,187            557,215
Investment securities                        183,271          194,094            181,785
Deposits                                   1,098,825        1,079,684            695,027
Long-term debt                                92,222           93,174              8,535
Shareholders' equity                  $      121,475   $      117,468     $       59,152
Book value per share                  $        16.40   $        16.03     $        12.11
Tangible book value per share         $        10.46   $         9.98     $        12.04

FINANCIAL RATIOS:

                                                   First Quarter Ended
                                                        March 31,
                                                 ------------------------
                                                    2003          2002
                                                 ----------    ----------
Return on average assets                               1.01%         1.03%
Return on average equity                              11.64%        14.16%
Efficiency ratio                                      64.24%        67.18%
Operating expenses to average assets                   3.45%         4.06%
Net interest margin                                    4.78%         4.99%
Average equity to average assets                       8.68%         7.25%
Leverage ratio (end of period)                         8.15%         8.04%
Total risk based capital ratio (end of period)        11.62%        11.84%

NON-INTEREST INCOME:

                                                First Quarter Ended
                                                    March 31,
                                             -------------------------
                                                 2003          2002
                                             -----------   -----------
Service charges on deposit accounts          $       944   $       816
Other banking service fees                           288           251
Credit and debit card transaction fees               974           915
Gain on sale/call of investment securities            25            13
Gain on sale of mortgage loans                       919           598
Other                                                415           264
                                             -----------   -----------
                                             $     3,565   $     2,857
                                             ===========   ===========

NON-INTEREST EXPENSE:

                                            First Quarter Ended
                                                 March 31,
                                         -------------------------
                                             2003          2002
                                         -----------   -----------
Salaries and employee benefits           $     5,879   $     3,881
Occupancy                                      1,318           997
Data processing                                  545           389
Credit and debit card interchange                422           452
Equipment                                        857           633
Telephone expense                                306           213
Supplies                                         208           141
Legal, accounting, and consulting                284           201
Other real estate owned expenses                 100            57
Marketing                                        362           375
Other                                          1,563           920
                                         -----------   -----------
                                         $    11,844   $     8,259
                                         ===========   ===========


AVERAGE BALANCES:

                                    First Quarter Ended
                                        March 31,
                                 -------------------------
                                    2003          2002
                                 -----------   -----------
Assets                           $ 1,391,928   $   824,695
Earning assets                     1,260,912       767,340
Loans                              1,024,451       552,167
Investment securities                197,495       184,737
Deposits                           1,094,951       687,204
Equity                           $   120,795   $    59,772


LOANS:

                                         March 31, 2003           December 31, 2002           March 31, 2002
                                    -----------------------    -----------------------    -----------------------
Commercial                          $  112,077         10.6%   $  100,813          9.9%   $   89,566         15.9%
Real estate - mortgage                 804,273         76.3%      759,884         74.7%      350,201         62.0%
Real estate - construction              94,825          9.0%      100,458          9.9%       96,395         17.1%
Consumer and other                      34,095          3.2%       35,555          3.5%       25,166          4.5%
Mortgage loans available for sale        9,393          0.9%       20,315          2.0%        3,266          0.5%
                                    ----------   ----------    ----------   ----------    ----------   ----------
Total                               $1,054,663        100.0%   $1,017,025        100.0%   $  564,594        100.0%
                                    ==========   ==========    ==========   ==========    ==========   ==========


DEPOSITS:

                                                March 31, 2003            December 31, 2002           March 31, 2002
                                            -----------------------    -----------------------    -----------------------
Non-interest bearing                        $  198,981         18.1%   $  189,063         17.5%   $  139,928         20.1%
Interest bearing demand                        189,927         17.3%      192,067         17.8%      149,008         21.4%
Money market savings accounts                  141,346         12.9%      125,616         11.6%       81,470         11.7%
Regular savings                                 56,123          5.1%       52,636          4.9%       46,443          6.7%
Certificates of deposit less than
$ 100,000                                      287,217         26.1%      298,900         27.7%      117,872         17.0%
Certificates of deposit greater than
$ 100,000                                      225,231         20.5%      221,402         20.5%      160,306         23.1%
                                            ----------   ----------    ----------   ----------    ----------   ----------
Total                                       $1,098,825        100.0%   $1,079,684        100.0%   $  695,027        100.0%
                                            ==========   ==========    ==========   ==========    ==========   ==========

ALLOWANCE FOR LOAN LOSSES:

                                                     March 31,       December 31,       March 31,
                                                       2003              2002             2002
                                                    -----------     --------------     -----------
Balance beginning of period                         $    11,838     $        7,207     $     7,207
Provision for loan losses                                 1,047              2,589             669
Net charge offs                                            (681)            (1,123)           (498)
Allowance related to acquired loans                          --              3,165              --
                                                    -----------     --------------     -----------
Balance end of period                               $    12,204     $       11,838     $     7,378
                                                    ===========     ==============     ===========
Allowance for loan losses to total loans                   1.16%              1.16%           1.31%
Allowance for loan losses to non-performing loans           123%               108%            533%


NON-PERFORMING ASSETS:

                                               March 31,      December 31,      March 31,
                                                 2003            2002             2002
                                              -----------    --------------    -----------
Accruing loans - 90 days past due             $        --    $          721    $        40
Non-accrual loans                                   9,912            10,241          1,344
                                              -----------    --------------    -----------
Total non-performing loans                          9,912            10,962          1,384
Other real estate owned                               390               908            862
                                              -----------    --------------    -----------
Total non-performing assets                   $    10,302    $       11,870    $     2,246
                                              ===========    ==============    ===========
Total non-performing assets to total assets          0.74%             0.86%          0.27%

         This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of forward-looking words such as "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include fluctuations in interest rates, inflation, government regulations, loss of key personnel, faster or slower than anticipated growth, economic conditions, competition's responses to the Company's marketing strategy, and competition in the geographic and business areas in which we conduct our operations. Other factors are described in First State's filings with the Securities and Exchange Commission. First State is under no obligation to update any forward-looking statements.

         First State's news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State's website at www.fsbnm.com.